Exhibit 10.9

OPTION AGREEMENT

BY AND AMONG

ORIENTAL INTRA-ASIA ENTERTAINMENT (CHINA) LIMITED

SHUDONG XIA

ZHIPING ZHANG

ZHIBIN LAI

AND

WEI GAO

CONTENTS

APPENDIX A FORM OF AGREEMENT ON TRANSFER OF EQUITY INTEREST	12

1. DEFINITIONS AND INTERPRETATIONS	13

2. REPRESENTATIONS AND WARRANTIES	14

3. ASSIGNMENT OF EQUITY INTEREST	14

4. SUPPLEMENTARY PROVISIONS	15

ANNEX 1 FORM OF RESOLUTION OF SHAREHOLDERS' MEETING	19

ANNEX 2 FORM OF POWER OF ATTORNEY	20

APPENDIX B FORM OF WAIVER OF RIGHT OF FIRST REFUSAL	21

Option Agreement

This Option Agreement (this "Agreement") is entered into by the following parties on February 3, 2009 in Beijing, the People’s Republic of China ("China"):

(1)
Oriental Intra-Asia Entertainment (China) Limited, a company established in China and having its registered address at Room 1009, Tower C2, Oriental Plaza, No. 1 Dongchangan Avenue, Dongcheng District, Beijing China,  ("Oriental");

and

(2)	Shudong Xia, whose Chinese ID number is 422125721020561, with his principal domicile at Room 7-3-802 Xingbiaojiayuan,Wanliu, Haidian District, Beijing, China;

Zhiping Zhang, whose Chinese ID number is 11010819690428187X, with his principal domicile at Room 14-8-602, Anheyuan, Tianxiuhuayuan, Haidian District, Beijing, China; and

Zhibin Lai, whose Chinese ID number is 35262719731111001X, with his principal domicile at Room 2010, No.1 Building, Bixingyuanxiaoqu, Luozhuangxili, Zhichun Road, Haidian District, Beijing, China

Wei Gao, whose Chinese ID number is 110108197910135427, with her principal domicial at Room 307, Unit 3, Building A7, Courtyard #11, Fucheng Road, Haidian District, Beijing, China (collectively as “Shareholders” and individually as “Shareholder”)

(hereinafter the parties referred to individually as a "Party" and collectively as the "Parties".)

WHEREAS,

(A)	Shareholders collectively hold 100% of the equity interest of China TransInfo Technology Group Co., Ltd. (“Group”) (the “Equity Interest”); and

(B)	The Parties agree to enter into this Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

1.	GRANT OF OPTION

1.1	Option

Shareholders grant to Oriental the option (the “Option”) to purchase the Equity Interest, at the exercise price equal to the lowest possible price permitted by the PRC laws.

2.	EXERCISE OF OPTION AND COMPLETION OF TRANSACTION

2.1	Time of Exercise

2.1.1
Shareholders agree that, subject to compliance with legal restrictions on foreign investment under applicable laws of China, Oriental may exercise the Option in whole or in part to acquire all or part of the Equity Interest, at any time after the signing of this Agreement.

2.1.2	For the avoidance of doubt, Shareholders hereby agree that Oriental may exercise the Option, without any limits on the frequency of its exercise, until Oriental acquires all of the Equity Interest.

2.1.3	Shareholders agree that Oriental may designate a third party to exercise the Option on its behalf, provided that Oriental shall give a 3-day prior written notice to Shareholders.

2.2	Assignment

Shareholders agree that Oriental may assign all or part of the Option to any third party.  In the event of any such assignment and upon written notice of such assignment from Oriental to Shareholders, the Option may be exercised by such third party pursuant to the terms and conditions of this Agreement. Such third party shall be deemed to be a party to this Agreement and shall assume Oriental's rights and obligations under this Agreement.

2.3	Notice Requirements

2.3.1	If Oriental intends to exercise the Option, it shall issue an irrevocable written notice to Shareholders no later than 3 days prior to each Completion Date (as defined below), specifying:

2.3.1.1	effectiveness date of the purchase ("Completion Date");

2.3.1.2	name of the party registering the Equity Interest;

2.3.1.3	percentage of the Equity Interest to be purchased from Shareholders;

2.3.1.4	method of payment; and

2.3.1.5	related authorization documents, such as the document authorizing the third party to exercise the Option.

2.3.2	For the avoidance of doubt, the Parties expressly agree that Oriental has the right to exercise the Option and to decide whether or not to register the Equity Interest in a third party's name.

2.4	Appointment of Director and Senior Management Personnel

After the execution of this Agreement, Oriental shall have the right to nominate persons to Group to be appointed as directors and senior management personnel (including but not limited to general manager, deputy general manager, financial controller, marketing director, technology director). Each Shareholder shall, to the extent applicable PRC law requires a shareholder vote, vote his shares of Group to appoint the persons nominated by Oriental to hold the positions as directors of Group, and vote its shares to instruct the executive director of Group to appoint the persons nominated by Oriental to hold the positions as senior management of Group.

2.5	Completion of Transactions

On the Completion Date, Oriental shall pay to Shareholders the exercise price to purchase the Equity Interest pursuant to Section 1.1 and Shareholders shall acknowledge the receipt and sufficiency of the consideration.

3.	FULFILMENT OF OPTION

3.1	Agreement on Transfer of Equity Interest

When signing and delivering this Agreement, Shareholders shall at Oriental's request sign (or, in the case of the waiver letter, use commercially reasonable efforts to procure the execution of) and deliver one or more agreement(s) for the transfer of equity interest as set out in the Appendix A hereto ("Equity Transfer Agreement") and other necessary documents, including the waiver letter in the form of Appendix 3 ("Ancillary Documents") intended to cause all or part of Equity Interest to be effectively transferred to Oriental or its designated person.  The Equity Transfer Agreement and Ancillary Documents shall be held in the custody of Oriental.  On the Completion Date, when Oriental exercises the Option and pays the price for the Equity Interest, Oriental shall promptly deliver the Equity Transfer Agreement and Ancillary Documents relating to such Equity Interest to its designated person who shall be entitled to insert the name of the transferee (if not already done so), date the signed Equity Transfer Agreement and Ancillary Documents and submit the same to the relevant authorities in order to give full effect to the transfer of the Equity Interest.

3.2	Resolution of Shareholders' Meeting

Notwithstanding the provisions of the above Article 3.1, at the time of the signing and delivery of this Agreement, Shareholder shall at Oriental's request sign and deliver one or more resolution(s) of the shareholders' meeting of Group, substantially in the form of Annex 1 of Appendix A hereto (each referred to as a "Resolution"). The Resolution shall approve the following matters:

3.2.1	completion of the transfer of all or part of the Equity Interest to Oriental or its designated person; and

3.2.2	other reasonable matters that Oriental may require.

Each Resolution shall be held in the custody of Oriental.  On each Completion Date when Oriental exercises the Option and pays the price for the Equity Interest, Oriental or its designated person shall date the Resolution as of the date of exercise.

4.            REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties

Shareholders represent and warrant to Oriental:

4.1.1	each Shareholder has full authority to sign this Agreement;

4.1.2	this Agreement constitutes a valid and binding obligation of Shareholders, enforceable in accordance with its terms;

4.1.3
the signing of this Agreement and the performance of any of his obligations hereunder neither breaches any laws, regulations or contracts binding upon him, nor requires any authorization or approval from the government;

4.1.4
to the best of his knowledge, no Shareholder is involved in any lawsuit, arbitration or other juridical or administrative proceedings which may have a material and adverse effect upon this Agreement and performance hereof;

4.1.5	they have disclosed to Oriental all documents issued by any governmental authority that may have a material adverse effect upon the performance of the obligations hereunder;

4.1.6
other than the pledge of Equity Interest in favor of Oriental (or its designated third party), the Equity Interest held by Shareholders in Group is free of any lien, mortgage, pledge or third party's rights;

4.1.7
except in favor of Oriental (or its designated third party), the Equity Interest held by Shareholders shall remain intact, and is free of any lien, mortgage, pledge or third party's right, and Shareholders will not transfer, grant, pledge or otherwise dispose of his Equity Interest;

4.1.8
the Option granted by Shareholders to Oriental is an exclusive right, and the Option or any similar right will not be granted to any third party in any way and no rights or obligations exist that would in any way impair Oriental's rights under this Agreement.

Shareholders further represent and warrant to Oriental that they collectively own 100% of the Equity Interests of Group.

The Parties hereby agree that as of each Completion Date, the representations and warranties set out from Article 4.1.1 to Article 4.1.8 shall be repeated, and shall be deemed to be given as of such Completion Date.

4.2	Undertakings

Shareholders undertake to Oriental that:

4.2.1
they will complete the formalities necessary for registering Oriental and its designated person as the lawful shareholder of Group, including but not limited to, assisting Oriental in inserting the name of the transferee in the Equity Transfer Agreement, dating the signed Equity Transfer Agreement and submitting the Equity Transfer Agreement and Ancillary Documents to the relevant industry and commerce administration department for the purpose of amending the articles of association and updating the shareholders' register, and other alteration formalities.

4.2.2
they shall take all necessary actions to execute all necessary documents and carry out all necessary registrations within Shareholders' control (including registration with the Ministry of Information Industries or its local branches) to transfer the Equity Interest in accordance with applicable laws upon the exercise of the Option.

4.2.3	they will not seek to influence the management of Group in any manner, and without limiting the foregoing:

4.2.3.1	they will not request Group to distribute profits, funds, assets or property to Shareholders or any of their Affiliates.

4.2.3.2	if they receive any dividends from Group with respect to the Equity Interest or cash dividends, Shareholders shall pay to Oriental an amount equal to such dividends within 7 days thereafter.

4.2.3.3
they will not engage in the following activities and not approve in their capacities as shareholders (without the prior written consent of Oriental) the engagement of  Group in any of the following activities unless the prior written consent of Oriental is obtained:

(a)	to create or undertake debts that are not in the ordinary course of business of Group, or are in the ordinary course of the business of Group but are in excess of US$5,000;

(b)	to create or undertake any mortgage, pledge or any other type of encumbrance on any of Group's existing properties or properties acquired in the future;

(c)	to acquire assets of any third party on behalf of Group, or to execute any agreement, arrangement, commitment or memorandum for the same;

(d)	to sell, lease or otherwise dispose of any assets of Group, or to execute any agreement, arrangement, commitment or memorandum for the same;

(e)	to borrow or lend money to any third party on behalf of Group, or to execute any agreement, arrangement, commitment or memorandum for the same;

(f)
to assume any obligation, give a guarantee or endorsement for any third party on behalf of Group or assume responsibility in whatever form for any third party's obligation on behalf of  Group, or to execute any agreement, arrangement, commitment or memorandum for the same;

(g)	to approve the annual budget and annual business plan and any material deviations thereof;

(h)	to make any capital expenditure by Group other than in the ordinary course of its business or greater than an aggregate of US$25,000 in any 12 month period;

(i)	to commit any act that may endanger the legitimate existence or commercial interest of Group;

(j)	to take any action that, according to the effective articles of association of Group, requires a unanimous consent of all shareholders or the executive director of Group;

(k)	to cause Group to engage in any business which is not expressly specified in its business license;

(l)
when exercising his rights in the capacity as a shareholder of  Group (including but not limited to the exercise of his voting rights), to adopt any resolution or otherwise take any shareholder action that conflicts with or jeopardises the rights and interests of Oriental or its Affiliates or direct or indirect parent; and

4.2.4
They will provide Oriental with information on Group's business operations and financial condition which he is entitled to receive in their capacities as shareholders at Oriental's request (excluding information provided by  Group).

4.2.5
They will immediately notify Oriental of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Group's assets, business and revenue of which they may become aware.

4.2.6	At Oriental's written request, Shareholders will approve in their capacities as shareholders any action of Group that is not in violation of any applicable laws.

For purposes of this Clause 4.2, "Affiliate" means, in respect of an entity, any legal entity that directly or indirectly controls, is controlled by or is under the common control of the first mentioned entity. For the purposes of this Agreement, "control" means the power, directly or indirectly, to direct the management and policies of such entity.

5.           TAX

5.1	Tax

Oriental shall reimburse Shareholders or directly pay to the appropriate tax authorities all of Shareholders' taxes that may arise from the execution and performance of this Agreement.  Oriental shall bear any of its taxes that may arise from the execution and performance of this Agreement.

6.	LIABILITIES FOR BREACH OF CONTRACT

6.1	Shareholders' liability for breach

The sole remedy available to Oriental for the breach by Shareholders of any of its representations, warranties, undertakings or obligations under this Agreement shall be the exercise of the Option.

7.	APPLICABLE LAW AND SETTLEMENT OF DISPUTES

7.1	Applicable Law

The execution, validity, interpretation, performance of this Agreement and resolution of disputes hereunder shall be governed by the laws of China.

7.2	Consultation

In case of disputes resulting from the interpretation or performance of this Agreement, the Parties shall attempt to solve such disputes through friendly consultation or via mediation by a neutral third party. If such dispute fails to be solved within 30 days after the commencement of consultation, either party may submit such disputes for arbitration.

7.3	Arbitration

7.3.1
Any dispute or difference of any kind whatsoever arising out of or in connection with this Agreement, including any question in connection with the existence, construction, interpretation, validity, termination or implementation of this Agreement, shall be submitted to China International Economic and Trade Arbitration Commission ("CIETAC"), for arbitration in Beijing which shall be conducted in accordance with CIETAC's rules.

7.3.2
The arbitration tribunal shall comprise of three (3) arbitrators. Each Party shall be entitled to appoint one (1) arbitrator and the arbitrators so appointed shall appoint a third (3rd) arbitrator who shall preside as Chairman. The Chairman shall not be a citizen or national of the same country as either of the Parties.

7.3.3	The language to be used in any arbitral proceedings shall be Chinese.

7.3.4	The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration award.

7.3.5
The Parties further acknowledge that monetary damages alone shall not adequately compensate Oriental for the breach of Shareholders' undertakings in this Agreement and therefore agree that if a breach or threatened breach of any such undertaking occurs, Oriental shall be entitled to apply or petition for, and Shareholders shall not resist, object or challenge, injunctive relief compelling specific performance of such undertakings or immediate cessation of such actions in order to be in compliance with the terms of this Agreement in any competent court of China.

8.	CONFIDENTIALITY

8.1	Confidential Information

This Agreement and its appendixes attached hereto shall be confidential. Neither party shall disclose this Agreement and its appendixes attached hereto to any third party (except for the disclosure only for the purpose of the above Article 2.2 and with the prior written consent of the Parties).

8.2	Exception

If certain disclosure is expressly required by law, court, arbitral tribunal or competent administration authority, such disclose made by either party shall not be deemed a breach of the above Article 8.1.

9.	SUPPLEMENTARY PROVISIONS

9.1	Term

This Agreement shall come into force from the date of the execution of this Agreement by the Parties or their authorized representative until the date when Oriental obtains all the Equity Interest, subject to a maximum term of 20 years, which term shall be automatically extended to equal the term (as extended thereunder) of the Exclusive Technical Consulting and Service Agreement (the “Service Agreement”), between Group and Oriental, dated February 3, 2009, if that Service Agreement is still in place and such extension does not violate any applicable law.

9.2	Entire Agreement

9.2.1
This Agreement and its appendixes constitute the entire agreement between the Parties with respect to the above subject matter, and shall supersede all previous discussions, consultations and agreements. This Agreement can be amended only by a written agreement jointly signed by the Parties.

9.2.2	The appendixes attached hereto constitute an inseparable part of this Agreement, and have the same legal force as this Agreement.

9.3           Notice

9.3.1
Unless notified by the other party of address change, all notices or other correspondences required in performing this Agreement shall be delivered by hand, express delivery, fax or registered mail to the following addresses:

  Oriental:

  Address: Room 1601 E-wing Center, No. 113 Zhichun Road, Haidian District, Beijing, China.

  Tel: 010-82628925

  Fax: 010-62637657

  Shareholders:

  Address: Room 717 E-wing Center, No. 113 Zhichun Road, Haidian District, Beijing, China.

  Tel: 010-82671299

  Fax: 010-62637657

  Notices and correspondences shall be deemed to be served if:

9.3.1.1
sent by fax: the time displayed on the transmission record, however, if the displayed time is after 5:00 pm of the sending date, or the sending day is not a business day of the location where the recipient is located, the effective delivery date shall be the next business day;

9.3.1.2	sent by hand delivery (including courier): the day when the recipient signs and accepts the delivery;

9.3.1.3	sent by registered mail, the fifteenth day from the date when the post office issues a receipt thereof.

9.4	Binding Force

This Agreement is binding upon the Parties and their successors, representatives and assigns.

9.5	Language and Counterpart

This Agreement is written in English and Chinese.  In the event of any discrepancy between the two versions, the English version shall prevail.  This Agreement shall be executed in [two (2)] originals in English and [two (2)] originals in Chinese, with each Party holding one (1) original in each language.

9.6	Calendar Day and Business Day

Any reference to a day in this Agreement means a calendar day. Business day means any day on which commercial banks in China are open for business.

9.7	Headings

The headings contained herein are for convenience only and do not affect the interpretation of this Agreement.

9.8	Singular and Plural Form

As required by the context, words importing the singular include the plural and vice versa.

9.9	Matters Not Covered

Matters not covered in this Agreement shall be settled by the Parties through consultation, in accordance with the provisions of the laws of China.

9.10	Representations, Warranties, Undertakings and Obligations to Survive

The representations, warranties, undertakings and obligations of the Parties provided in this Agreement, or made by or on behalf of a Party, shall be in full force and effect and shall remain valid after the delivery of the Equity Interest and payment of considerations, regardless of any investigation (or statement on any investigation result) made by or on behalf of a Party.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is signed by the duly authorized representatives of the Parties as of the date first written above.

Oriental Intra-Asia Entertainment (China) Limited

By:	/s/ Shudong Xia

Authorized representative: Shudong Xia

Name:

Title: Legal Representative

Company seal:

Shareholders:

/s/ Shudong Xia
Shudong Xia

/s/ Zhiping Zhang
Zhiping Zhang

/s/ Zhibin Lai
Zhibin Lai

Wei Gao
Wei Gao

Appendix A
Form of agreement on transfer of equity interest

Agreement on Transfer of Equity Interest

Shudong Xia

Zhiping Zhang

Zhibin Lai

Wei Gao

and

[*]

This Agreement on Transfer of Equity Interest ("Equity Transfer Agreement") is entered into by the following parties on ____________, in Beijing, the People's Republic of China ("China"):

(1)	Shudong Xia, Zhiping Zhang, Zhibin Lai, Wei Gao, (the "Assignors"); and

(2)	[*], [*] (the "Assignee").

The Assignor and the Assignee are hereinafter referred to individually as a "Party" and collectively as the "Parties".

WHEREAS,

A.	The Assignors are shareholders of China TransInfo Technology Group Co., Ltd. ("Group"), which is a limited liability company established on May 26, 2008 pursuant to the PRC Laws (as defined below).

B.	The Assignors collectively own 100% of the equity interest in Group.

C.
Subject to the terms and conditions of this Equity Transfer Agreement, the Assignors now intend to assign to the Assignee, and the Assignee is willing to accept from the Assignors, all the equity interest ("Equity Interest") of the Assignor in  Group.

NOW THEREFORE, the Parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

Unless otherwise agreed herein (as defined below), words or expressions contained in this Equity Transfer Agreement shall have the same meaning as those defined in the Option Agreement (the "Agreement"), dated as of ______, 2009 between Oriental, a company organized under the laws of China (the "Oriental") and the Assignor.

"Effective Date" means the date of this Agreement, or if government or regulatory approvals are necessary to effectuate the transfer, the date on which all such approvals are obtained.

"PRC Laws" means the PRC laws and regulations that have been promulgated and now remain in force.

"Resolution of Shareholders' Meeting" means the written resolution of the shareholders' meeting of Group, pursuant to which the shareholders agree that the Equity Interest shall be assigned in accordance with the Equity Transfer Agreement and, in the case of transfer of partial Equity Interest, waive their rights of first refusal regarding the Equity Interest.

1.2	Interpretation

In this Agreement, headings are for convenience only and do not affect the interpretation of this Agreement. A reference to an Article or Appendix herein is a reference to that Article or Appendix of the Equity Transfer Agreement. Words importing the singular include the plural and vice versa. Unless otherwise provided herein, a reference to day, month or year means a calendar day, month or year. Business day refers to the day on which commercial banks in China are open for business. Masculine words herein include the feminine meaning and vice versa.

2.	REPRESENTATIONS AND WARRANTIES

2.1	General representations

Each of the Parties hereby represents and warrants to the other party that it has full capacity and authorization to execute this Equity Transfer Agreement, and perform its obligations under this Equity Transfer Agreement, subject to compliance with legal restrictions on foreign investment under applicable PRC law.

2.2	Assignors

The Assignors further represent and warrant that:

2.2.1	they are the legitimate holders of the Equity Interest;

2.2.2	except for the pledge under the Equity Pledge Agreement dated as of ______, 2009 by and among the Assignors and Group, such Equity Interest is free of any security interest.

3.	ASSIGNMENT OF EQUITY INTEREST

3.1	Assignment of equity interest

The Assignors hereby assign all of the Equity Interest to the Assignee. The Assignee agrees to accept such Equity Interest from the Assignors.

3.2	Assignment of rights and obligations

As at the Effective Date, all rights and obligations in relation to the Equity Interest shall be assigned from the Assignors to the Assignee.

3.3	Necessary measures

The Assignors undertake to execute all necessary documents and take all necessary measures in a timely manner, so as to give effect to this Equity Transfer Agreement, including but not limited to the following:

3.3.1	execute the resolution of shareholders' meeting substantially in the form of Annex 1; and provide the Assignee with a copy of the resolution of shareholders' meeting; and

3.3.2
complete any procedures within its control necessary for the full effectiveness of the Equity Transfer Agreement pursuant to PRC Laws, including but not limited to, obtaining the approval from the competent bureau of commerce in the case that the Assignee is a foreign investor, completing the registration of the change in shareholder with the relevant industry and commerce administration department, updating the shareholders' list of Group and delivering the updated shareholders' list to the Assignee.

3.4	Cooperation with the Assignee

The Assignors further undertake:

3.4.1	if the formalities provided in Article 3.3.2 are delayed, the Assignors shall promptly notify the Assignee of the reason for such delay and the revised Effective Date; and

3.4.2	fully assist the Assignee in performing the Equity Transfer Agreement, including but not limited to providing the Assignee with access to the related documents or information.

3.5	Power of attorney

Each of the Assignors further undertakes that, as of the date first written above, he has full authority to entrust an appropriate entity or individual to, on his behalf, handle all matters related to this Equity Transfer Agreement (including but not limited to the matters related to this Article 3.5), in the event of the Assignor's death, emigration, incapacity or other failure to perform his obligations under this Equity Transfer Agreement. The above power of attorney shall be substantially in the form of Annex 2, and a copy of such power of attorney shall be provided to the Assignee.

4.	SUPPLEMENTARY PROVISIONS

4.1	Notice and service

4.1.1
All notices and communications between the Parties shall be in writing, either in English or Chinese, and delivered by fax, hand (including express delivery) or registered mail to the following appropriate addresses:

Assignors:

Shudong Xia, Zhiping Zhang, Zhibin Lai and Wei Gao

Address: Room 1601 E-wing Center, No. 113 Zhichun Road, Haidian District, Beijing, China.

Telephone: 010-82525343

Fax: 010-82525345

Assignee:

[*]

Address: [*]

Tel: [*]

Fax: [*]

Recipient: [*]

4.2	Time of service

Notices and communications shall be deemed to be served if:

4.2.1
sent by fax: the time displayed on the transmission record, however, if the displayed time is after 5:00 pm of the sending date, or the sending day is not a business day of the location where the recipient is located, the effective delivery date shall be the next business day;

4.2.2	sent by hand delivery (including courier): the day when the recipient or any staff at the recipient's location signs and accepts the delivery; or

4.2.3	Sent by registered mail, the third day after the date when the post office issues a receipt thereof.

4.3	Amendment

The provisions of this Equity Transfer Agreement can be waived, revised or amended only by a written instrument signed by the Parties.

4.4	Non-waiver

The failure by either party to exercise or its delay in exercising any right under this Equity Transfer Agreement shall not be deemed a waiver of such right.

4.5	Severability

The invalidity of any clause under this Agreement shall not affect the validity of any other clauses unrelated to such clause.

4.6	Tax and expenses

Each of the Parties shall bear its respective taxes arising from the execution and performance of this Agreement.

4.7	Successor

This Equity Transfer Agreement is binding upon the respective successors and assigns (if any) of the Parties, and upon any individual designated by the Assignors when it becomes necessary for the Assignors to use the power of attorney provided in the appendix in case of the occurrence of events set out in the above Article 3.5.

4.8	Applicable Law

The execution, validity, interpretation, performance of this Equity Transfer Agreement and resolution of disputes hereunder shall be governed by the PRC laws.

4.9	Arbitration

4.9.1
Any dispute or difference of any kind whatsoever arising out of or in connection with this Agreement, including any question in connection with the existence, construction, interpretation, validity, termination or implementation of this Agreement, shall be submitted to China International Economic and Trade Arbitration Commission ("CIETAC"), for arbitration in Beijing which shall be conducted in accordance with CIETAC's rules.

4.9.2
The arbitration tribunal shall comprise of three (3) arbitrators. Each Party shall be entitled to appoint one (1) arbitrator and the arbitrators so appointed shall appoint a third (3rd) arbitrator who shall preside as Chairman. The Chairman shall not be a citizen or national of the same country as either of the Parties.

4.9.3	The language to be used in any arbitral proceedings shall be Chinese.

4.9.4	The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitration award.

4.10	Language

This Equity Transfer Agreement is written in English.

[Signature Page Follows]

IN WITNESS WHEREOF, this Equity Transfer Agreement is signed by the duly authorized representatives of the Parties as of the date first written above.

Assignor: Shudong Xia

Signed by:

Assignor: Zhiping Zhang

Signed by:

Assignor: Zhibin Lai

Signed by:

Assignor: Wei Gao

Signed by:

Assignee: [*]

Authorized representative: [*]

Name: [*]

Title: [*]

Common seal: [*]

Annex 1
Form of resolution of shareholders' meeting

China TransInfo Technology Group Co., Ltd. ("Group")

This written resolution of the shareholders' meeting of Group is formally adopted at [*] on [*]
___________________________________________________________________________

1.	Attending shareholders:	Mr. Shudong Xia Mr. Zhiping Zhang Mr. Zhibin Lai Ms. Wei Gao

2.
The matters related to transfer of equity interest provided in the Agreement on Transfer of Equity Interest ("Equity Transfer Agreement") entered into by and among Shudong Xia, Zhiping Zhang, Zhibin Lai, Wei Gao (collectively “Shareholders”) and [*] on [*] were discussed at the shareholders' meeting.

3.	The shareholders' meeting unanimously resolves to:

(a)	confirm and approve the Equity Transfer Agreement;

(b)	approve Shareholders to transfer their equity interest in Group to [*] pursuant to the provisions of the Equity Transfer Agreement;

(c)	approve the amendment to the articles of association of Group; and

(d)
[in the case of transfer of partial equity interest by [] and [], [ ] hereby waives his  right of first refusal (entitled in accordance with the PRC laws and the articles of association of the Company) regarding the equity interest to be assigned by the other shareholders of the Company under the Equity Transfer Agreement.]

Signed by:	Signed by:	Signed by:	Signed by:

Name: Shudong Xia Date:	Name: Zhiping Zhang Date:	Name: Zhibin Lai Date:	Name: Wei Gao Date:

Annex 2
Form of power of attorney

Power of Attorney

To Whom It May Concern,

We, the undersigned, founders and a shareholders of China TransInfo Technology Group Co. Ltd. ("Group"), hereby entrust [  ] with full authority on [  ], if any of us is unable to perform his obligations under the Equity Transfer Agreement entered into by and among Group (or its designated person) and us on __________, [   ] in the event of hisdeath, emigration, illness, incapacity or any other reason, to act on his behalf to perform the obligations under the above agreement and all matters related to transfer of equity interest.

The above actions shall include but not be limited to the execution of all necessary documents (including resolutions of shareholders' meetings) and completion of all necessary formalities (including filings with the government and alteration of the registration of shareholders of the Company) required for our performance of the obligations under the above Equity Transfer Agreement in accordance with laws of China.

Signed by:	Signed by:	Signed by:	Signed by:

Name: Shudong Xia Date:	Name: Zhiping Zhang Date:	Name: Zhibin Lai Date:	Name: Wei Gao Date:

Appendix B
Form of waiver of right of first refusal

Waiver of Right of First Refusal

To: [	]

Dear Sirs,

I refer to the proposed transfer of your entire interest in the registered capital of China TransInfo Technology Group Co., Ltd. to [    ] ("Transferee").

I hereby waive any pre-emptive right I may have under PRC laws or otherwise to acquire the equity interest you propose to transfer to the Transferee and consent to the proposed transfer of the equity interest to the Transferee.

Yours faithfully